Exhibit 10.1

Execution Version

EIGHTH AMENDMENT, dated as of October 27, 2021 (this “Amendment”), to the Credit Agreement (as defined below) among Zuffa Guarantor, LLC, as Holdings (“Holdings”), UFC Holdings, LLC, as Borrower (the “Borrower”), Goldman Sachs Bank USA, as Administrative Agent (the “Administrative Agent”) and the initial Fifth Additional Term B Lender (as defined below).

RECITALS

A. Holdings, the Borrower, the Lenders party thereto from time to time and the Administrative Agent are party to that certain First Lien Credit Agreement, dated as of August 18, 2016 (as amended by the First Refinancing Amendment, dated as of February 21, 2017, the First Incremental Term Facility Amendment, dated as of April 25, 2017, the Third Amendment, dated as of March 26, 2019, the Fourth Amendment, dated as of April 29, 2019, the Fifth Amendment, dated as of September 18, 2019, the Sixth Amendment, dated as of June 15, 2020 and the Second Refinancing Amendment, dated as of January 27, 2021, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Pursuant to Section 2.20 of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Lender agreeing to provide such Incremental Term Loans (each such Additional Lender agreeing to provide Fifth Additional Term Loans (as defined below) and any assignees thereof are referred to herein as a “Fifth Additional Term B Lender”).

C. The Borrower has requested a borrowing of Incremental Term Loans in an aggregate principal amount of $600,000,000 (the “Fifth Additional Term Loans”, and the commitments of the Fifth Additional Term B Lenders in respect thereof, the “Fifth Additional Term B Commitments”), which will be of the same Class as the Term B-3 Loans and the proceeds of which will be used for working capital and general corporate purposes (including Permitted Acquisitions, Restricted Payments and any other purpose not prohibited by the Credit Agreement).

D. The initial Fifth Additional Term B Lender party hereto has agreed to make the Fifth Additional Term Loans on the terms and conditions set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, the initial Fifth Additional Term B Lender party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I.

Incremental Facility Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Fifth Additional Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the Eighth Amendment Effective Date (as defined below), the initial Fifth Additional Term B Lender party hereto agrees (i) that it shall be considered a Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Fifth Additional Term Loans in an aggregate principal amount not to exceed the amount set forth opposite the Fifth Additional Term B Lender’s name on Schedule A hereto.

(b) The terms and provisions of the Fifth Additional Term Loans shall be identical to the terms and provisions of the Term B-3 Loans, and the Fifth Additional Term Loans will be of the same Class of Term Loans as the Term B-3 Loans for all purposes under the Credit Agreement. The aggregate amount of the Fifth Additional Term Loans made under this Amendment shall be $600,000,000. The Borrower shall use the proceeds of the Fifth Additional Term Loans as set forth in the recitals to this Amendment.

(c) The initial Fifth Additional Term B Lender, by delivering its signature page to this Amendment and funding Fifth Additional Term Loans on the Eighth Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent and the Fifth Additional Term B Lender on the Eighth Amendment Effective Date.

(d) Pursuant to Section 2.20 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the Eighth Amendment Effective Date, for all purposes of the Loan Documents, (i) the Fifth Additional Term B Commitments shall constitute “Term Commitments”, (ii) the Fifth Additional Term Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iii) each Fifth Additional Term B Lender shall constitute an “Additional Lender”, a “Term Lender” and a “Lender” (if such Fifth Additional Term B Lender is not already a Term Lender or Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of a Fifth Additional Term Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Fifth Additional Term Loans as being of the same Class as the Term B-3 Loans.

SECTION 1.03. Amendment of Credit Agreement. (a) Effective as of the Eighth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Eighth Amendment” means the Eighth Amendment to this Agreement dated as of October 27, 2021, among Holdings, the Borrower, the Fifth Additional Term B Lender party thereto and the Administrative Agent.

“Eighth Amendment Effective Date” has the meaning assigned thereto in the Eighth Amendment.

“Eighth Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of October 27, 2021, among Holdings, the Borrower, the other Guarantors party thereto and the Administrative Agent and the Collateral Agent.

“Fifth Additional Term B Commitment” has the meaning assigned thereto in the Eighth Amendment.

“Fifth Additional Term B Lender” has the meaning assigned thereto in the Eighth Amendment.

“Fifth Additional Term Loan” has the meaning assigned thereto in the Eighth Amendment.

“Second Refinancing Term Commitment” means, with respect to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to the Second Refinancing Amendment (including pursuant to a Second Refinancing Conversion of Existing Term Loans of such Term Lender) in an aggregate amount not to exceed the amount set forth on the Second Refinancing Amendment Allocation Schedule or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the Second Refinancing Amendment Effective Date the initial aggregate amount of the Second Refinancing Term Commitments was $2,447,063,726.93.”

“Term B-3 Loans” has the meaning assigned thereto in the Second Refinancing Amendment.

(ii) The last sentence of the definition of “Class” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, (i) the Fifth Additional Term Loans shall be deemed to be of the same Class as the Term B-3 Loans and (ii) and the First Revolving Increase Loans shall be deemed to be of the same Class as the Revolving Loans.”

(iii) The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “the Eighth Amendment,” after the text “the Second Refinancing Amendment,” appearing in such definition.

(iv) The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the Eighth Amendment Reaffirmation Agreement” after the text “, the Second Refinancing Amendment Reaffirmation Agreement” appearing in such definition.

(v) The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means, (a) the Second Refinancing Term Commitment and (b) the Fifth Additional Term B Commitment.”

(vi) The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan” means the Term B-3 Loans (including the Fifth Additional Term Loans made in accordance with Section 2.20 by the Fifth Additional Term B Lender on the Eighth Amendment Effective Date constituting Incremental Term Loans made pursuant to the Eighth Amendment.”

(vii) Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, in the First Incremental Term Facility Amendment, in the Fourth Amendment, in the Fifth Amendment, in the Sixth Amendment and in the Eighth Amendment, as applicable, (a) [reserved], (b) each Revolving Lender agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (c) each First Additional Term B Lender agrees to make a First Additional Term Loan to the Borrowers on the First Incremental Term Facility Amendment Effective Date in a principal amount not to exceed its First Additional Term B Commitment, (d) each Second Additional Term B Lender agrees to make a Second Additional Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount not to exceed its Second Additional Term B Commitment, (e) each Third Additional Term B Lender agrees to make a Third Additional Term Loan to the Borrower on the Fifth Amendment Effective Date in a principal amount not to exceed its Third Additional Term B Commitment, (f) each Fourth Additional Term B Lender agrees to make a Fourth Additional Term Loan to the Borrower on the Sixth Amendment Effective Date in a principal amount not to exceed its Fourth Additional Term B Commitment and (g) each Fifth Additional Term B Lender agrees to make a Fifth Additional Term Loan to the Borrower on the Eighth Amendment Effective Date in a principal amount not to exceed its Fifth Additional Term B Commitment. The Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.”

(viii) Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Term Loan Borrowings on the last day of each March, June, September and December (commencing on December 31, 2021) in the principal amount of Term Loans equal to (1) the aggregate outstanding principal amount of the Term Loans as of the Eighth Amendment Effective Date, multiplied by (2) an amount equal to (x) the aggregate outstanding principal amount of the Term B-3 Loans on the Second Refinancing Amendment Effective Date, divided by, (y) the aggregate outstanding principal amount of the Term Loans immediately prior to the Eighth Amendment Effective Date, multiplied by, (3) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.”

(ix) Section 3.17 of the Credit Agreement is hereby amended by (i) replacing the “and” before clause (f) with “;” and (ii) adding the following as a new clause (g):

“and (g) the Fifth Additional Term Loans made on the Eighth Amendment Effective Date shall be applied as set forth in the recitals to the Eighth Amendment.”

(x) Section 5.10 of the Credit Agreement is hereby amended by adding the following text before the last sentence thereof:

“The proceeds of the Fifth Additional Term Loans will be used as set forth in the recitals to the Eighth Amendment.”

ARTICLE II.

Conditions to Effectiveness

SECTION 2.01. Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Eighth Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a) The Administrative Agent and Goldman Sachs Bank USA (acting through itself or any of its designated affiliates), KKR Capital Markets LLC (together with certain of its affiliates), Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Deutsche Bank Securities, Inc., HSBC Securities (USA) Inc. and Morgan Stanley Senior Funding, Inc. (the “Lead Arrangers”) (or their counsel) shall have received from (i) the Borrower, (ii) Holdings, (iii) the Fifth Additional Term B Lender party hereto, and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The obligation of the Fifth Additional Term B Lender party hereto to make Fifth Additional Term Loans on the Eighth Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Fifth Additional Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Eighth Amendment Effective Date.

(ii) The Administrative Agent and the Fifth Additional Term B Lender party hereto shall have received a certificate of a Responsible Officer of the Borrower dated the Eighth Amendment Effective Date, certifying compliance with clause (i) above.

(iii) The Administrative Agent and the Lead Arrangers shall have received a written opinion (addressed to the Administrative Agent and the Fifth Additional Term B Lender party hereto) of (A) Simpson Thacher & Bartlett LLP, New York and Delaware counsel for the Loan Parties and (B) Snell & Wilmer L.L.P., special Nevada counsel for the Loan Parties. The Borrower hereby requests each such counsel to deliver such opinion.

(iv) The Administrative Agent and the Lead Arrangers shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or a representation that such Organizational Documents have not been amended since the date last delivered to the Administrative Agent), (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party (or a representation that such Responsible Officers have not changed since the date last delivered to the Administrative Agent), (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Eighth Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(v) The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Fifth Additional Term B Lender party hereto make the Fifth Additional Term Loans to the Borrower on the Eighth Amendment Effective Date.

(vi) Each Loan Party shall have entered into the Eighth Amendment Reaffirmation Agreement.

(vii) The Administrative Agent and the Lead Arrangers shall have received all documentation including a certificate regarding beneficial ownership required by 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”) at least three Business Days prior to the Eighth Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Eighth Amendment Effective Date and that the Administrative Agent or the Lead Arrangers have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act and the Beneficial Ownership Regulation.

(c) The Administrative Agent and the Lead Arrangers shall have received, in immediately available funds, payment or reimbursement of all reasonable and documented costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least two Business Days prior to the Eighth Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arrangers.

(d) The Borrower shall have paid, or substantially concurrently with the funding of the Fifth Additional Term Loans shall pay, to the Lead Arrangers the fees in the amounts previously agreed in writing to be received on the Eighth Amendment Effective Date.

The Administrative Agent shall notify the Borrower, the Fifth Additional Term B Lender and the other Lenders of the Eighth Amendment Effective Date and such notice shall be conclusive and binding.

ARTICLE III.

Miscellaneous

SECTION 3.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, including the Fifth Additional Term B Lender and the Administrative Agent that, as of the Eighth Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Eighth Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Eighth Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Eighth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Eighth Amendment Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this Amendment to occur on the Eighth Amendment Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment to occur on the Eighth Amendment Effective Date, Solvent.

SECTION 3.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Eighth Amendment Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an Incremental Facility Amendment entered into pursuant to Section 2.20 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.03. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 3.04. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent and the Lead Arrangers for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for each of the Administrative Agent and the Lead Arrangers, respectively.

SECTION 3.05. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 3.06. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 3.07. Tax Matters. The Borrower and the Administrative Agent agree to treat, for U.S. federal income tax purposes, (i) the Fifth Additional Term Loans as issued in a “qualified reopening” (within the meaning of Treasury Regulations section 1.1275-2(k)) of the Term B-3 Loans and (ii) as of the Eighth Amendment Effective Date, the Term Loans (including the Fifth Additional Term Loans) as fungible.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

ZUFFA GUARANTOR, LLC

By:	/s/ Andrew Schleimer

Name:	Andrew Schleimer
Title:	EVP & Chief Financial Officer

UFC HOLDINGS, LLC

By:	/s/ Andrew Schleimer

Name:	Andrew Schleimer
Title:	EVP & Chief Financial Officer

[Signature Page to Eighth Amendment]

GOLDMAN SACHS BANK USA, as Administrative Agent and a Fifth Additional Term B Lender

By:	/s/ Thomas Manning

Name:	Thomas Manning
Title:	Authorized Signatory

[Signature Page to Eighth Amendment]

Schedule A

Fifth Additional Term B Lender	Fifth Additional Term B Commitment
Goldman Sachs Bank USA	$600,000,000
Total	$600,000,000